QUOTA PLEDGE AGREEMENT

BY AND AMONG

COMANCHE CLEAN ENERGY LLC.,

TRI-STATE TITLE & ESCROW, LLC,
IN ITS CAPACITY AS COLLATERAL AGENT FOR THE BENEFIT OF THE NOTEHOLDERS LISTED ON SCHEDULE A HERETO,

And as an Intervening Party,

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

APRIL 3, 2007

Draft
March 30, 2007
For discussion purpose

QUOTA PLEDGE AGREEMENT

The parties hereto described below (the "Parties"):

1. **COMANCHE CLEAN ENERGY, LLC.**, a company duly incorporated and existing under the laws of the State of Delaware, United States of America, headquartered at One Dock Street, Stamford, Connecticut 06902, United States of America represented herein by its attorney-in-fact, Thomas Cauchois ("Pledgor"); and

2. **Tri-State Title & Escrow, LLC.**, an entity duly incorporated and existing under the laws of the State of Delaware, United States of America, headquartered at 360 Main Street, P.O. Box 391, Washington, VA 22747, United States of America, represented herein by its attorney-in-fact, Johnnie L. Zarecor acting in its capacity as collateral agent ("Collateral Agent") for the benefit of each of the holders of the Notes (as hereinafter defined) listed on Schedule A attached hereto (each a "Noteholder" and collectively, the "Noteholders");

And as Intervening Party:

3. **COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.**, headquartered in the city of São Paulo, State of São Paulo, at Alameda Campinas, nr. 463, 7th floor, Jardim Paulistano, enrolled with the National Taxpayers' Roll (CNPJ/MF) under nr. 07.751.535/0001-43, represented herein pursuant to Articles of Association and a subsidiary of Pledgor (the "Company").

WHEREAS, Comanche Clean Energy Corporation, a Cayman Islands corporation ("Comanche"), and each Noteholder are parties to the Securities Purchase Agreement dated as of March 30, 2007 (as amended, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"); pursuant to which Comanche will issue a series of its senior secured convertible notes (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "Notes"), which Notes shall be convertible into Comanche's Ordinary Shares, par value $.001 per Share in accordance with the terms thereof; and

WHEREAS, it is a condition precedent to the Noteholders purchasing the Notes that (i) certain direct and indirect subsidiaries of Comanche, including Pledgor and the Company, execute and deliver the Guaranty and (ii) Pledgor secure such

Guaranty by pledging its equity interests in the Company in favor of the Collateral Agent; and

WHEREAS, the Company has determined that the execution, delivery and performance of the Guaranty and this Agreement directly benefits, and is in the best interest of, the Company;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties agree to enter into this Agreement, in accordance with the following terms and conditions:

ARTICLE ONE
DEFINITIONS

1.1. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Securities Purchase Agreement, the Notes and the Transaction Documents, or if not defined therein, as defined in the Guaranty, as applicable. Except as otherwise expressly provided for in this Agreement, all terms with initial capital letters, whether singular or plural, as the case may be, shall have the defined meanings below.

(i) **"Agreement"**: shall mean this Quota Pledge Agreement.

(ii) **"Brazilian Corporation Law"**: shall mean Law No. 6,404 of December 15, 1976, as amended.

(iii) **"Brazilian Civil Code"**: shall mean Law No. 10,406 dated of January 10, 2002, as amended.

(iv) **"Brazilian Code of Civil Procedure"**: shall mean Law No. 5,869 dated of January 11, 1973, as amended.

(v) **"Guaranty"**: shall mean the guaranty agreement, which copy is enclosed hereto as Schedule B, dated as of April ___, 2007, executed by Pledgor and the Company securing all of the obligations of Pledgor under the Securities Purchase Agreement, the Notes and the Transaction Documents.

(vi)"**Pledgor Obligations**": shall have the meaning set forth in Section 2.1 below.

(vii) "**Quotas**": are the 206,317,672 quotas held by Pledgor in the Company and pledged in favor of the Collateral Agent on behalf of the Noteholders.

ARTICLE TWO
PLEDGE OF QUOTAS

2.1. Pursuant to Article 1431 et seq. of the Brazilian Civil Code, Pledgor hereby unconditionally and irrevocably pledges the Quotas to the Collateral Agent for the exclusive benefit of the Noteholders for the timely and due performance of all present and future obligations of Pledgor under the Guaranty (the "Pledgor Obligations"), which are summarized in the Exhibit 2.1 hereunder.

2.1.1. The lien constituted herein does not include any other present or future rights over the Quotas, or any proceeds thereof, which , for example but without limitation, include the rights to receive dividends and other distributions and all voting rights from time to time with respect thereto, other than the Collateral Agent's title over the Quotas. The pledge set forth herein shall not, in any case, affect, restrict or impose any condition to the exercise of the Quotas voting rights by Pledgor.

2.2. Pledgor is hereby appointed by the Collateral Agent as depositary ("*depositário*") of the Quotas for all legal purposes, assuming all of the obligations set forth under Articles 627 through 646 of the Brazilian Civil Code, until such time as the Pledgor Obligations are satisfied in full and the pledge over such Quotas is discharged in the manner set forth in Section 6.1 of this Agreement. As depositary Pledgor shall not sell, transfer or negotiate the Quotas or in any way dispose of or create any other Liens over the Quotas without the prior written consent of the Collateral Agent, other than any sale, transfer, negotiation or other disposal or the creation of a lien in accordance with, pursuant to or expressly permitted by the terms of this Agreement or by the Guaranty and any sale, transfer, negotiation or other disposal of or creation

of any lien over the Quotas without such prior written consent shall be null and void. Pledgor represents that the deposit arrangement contemplated hereby is made free of charge and no amount shall be due by the Noteholders or by the Collateral Agent as a result of the deposit of the Quotas as contemplated in this Section 2.2.

2.3. Pledgor and the Company shall take any necessary action to preserve, maintain and protect the lien created pursuant to the provisions of this Agreement, as well as the rights pledged hereunder, and will do and execute, or cause to be so done, such instruments or take such other steps or actions as may be reasonably necessary or required by applicable law to grant to the Collateral Agent a first rank priority, and perfect the security interest ("*direito real de garantia*") in respect of the Quotas.

ARTICLE THREE
PLEDGE'S REGISTRATION

3.1. Pledgor shall, within thirty (30) days counted from the execution of this Agreement, file this Agreement duly executed in Portuguese for registration with the competent Registry of Deeds and Documents (*Cartório de Registro de Títulos e Documentos*) in the city of São Paulo, State of São Paulo, pursuant to the terms of Art. 127, II, of Law nr. 6,015 of December 31, 1973, and deliver to the Collateral Agent evidence of such filing. All expenses incurred in connection with such registration shall be paid by Pledgor.

ARTICLE FOUR
REPRESENTATIONS AND WARRANTIES

4.1. The Company and Pledgor hereby jointly and severally represent and warrant, that as at the date hereof:

(i) **Authorization and Powers**. Each the Company and Pledgor has full power and authority to execute and deliver this Agreement and to consummate all transactions provided for and to comply with all obligations assumed herein, having performed all corporate actions necessary to authorize the execution

and consummation of the transaction contemplated herein. No further actions shall be required to authorize the execution and compliance with this Agreement by the Company and Pledgor.

(ii) **Ownership, Liens.** Pledgor has the legal title, being the sole legal, record and beneficial owner of the Quotas, free and clear of any liens except for the lien created by this Agreement.

(iii) **No Violations, Consents.** The execution and delivery of this Agreement or compliance with any of the provisions hereof (a) do not violate or do not result in a breach of any provision of their organizational documents or of any agreements to which they are parties, and (b) do not violate or will not violate any law, decree, rule, administrative or judicial order or regulation to which the Company and the Pledgor are subject.

(iv) **No Litigation.** There are no administrative or judicial actions, suits or proceedings, nor any controversies, doubts and/or defenses of any nature pending against the Company and Pledgor and/or in which each the Company and Pledgor is involved or is considered an interested party, which cause or may cause by any means impairment to the execution of this Agreement or the consummation of the transaction contemplated herein.

(v) **Binding Effect.** This Agreement has been duly executed and constitutes a valid and binding obligation, enforceable against the Company and Pledgor in accordance with its terms.

(vi) **Violation of this Agreement.** Pledgor and the Company shall jointly and severally defend, indemnify and hold the Collateral Agent and the Noteholders, its affiliates and their respective officers, general partners and investment managers, employees and consultants harmless against (a) in respect of any and all actual and direct losses, liabilities, damages, costs and expenses, including reasonable attorney's fees incurred by any of them as a result of the violation, invalidity, or inaccuracy of any of the representations and/or warranties on the part of Pledgor and the Company contained in this Agreement, and/or (b) in respect of any and all actual and direct losses and liabilities and costs and expenses effectively incurred, including reasonable attorney's fees incurred by the Collateral Agent and/or

Draft
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For discussion purpose

the Noteholders as a result of the non- performance on a timely manner of the obligations hereunder and the enforcement of their rights.

4.2. The Collateral Agent for the benefit of the Noteholders hereby represents and warrants that as the date hereof:

(i) **Authorization and Powers.** it has full power and authority to execute and deliver this Agreement and to consummate all transactions provided for and to comply with all obligations assumed herein, having performed all corporate actions necessary to authorize the execution and the consummation of the transaction contemplated herein. No further actions shall be required to authorize the execution and compliance with this Agreement by the Collateral Agent or the Noteholders.

(ii) **No Violations, Consents.** The execution and delivery of this Agreement and compliance with any of the provisions hereof (a) do not violate or do not result in a breach of any provision of its organizational documents or of any agreements to which it is a party, and (b) do not violate or will not violate any law, decree, rule, administrative or judicial order or regulation to which the Collateral Agent is subject.

(iii) **No Litigation.** There are no administrative or judicial actions, suits or proceedings, nor any controversies, doubts and/or defenses of any nature pending against the Collateral Agent and/or in which [it is involved or is considered an interested party, which cause or may cause by any means impairment to the execution of this Agreement or the consummation of the transaction contemplated herein.

(iv) **Binding Effect.** This Agreement has been duly executed and constitutes a valid and binding obligation, enforceable against the Collateral Agent in accordance with its terms.

ARTICLE FIVE

EVENTS OF DEFAULT AND PLEDGE FORECLOSURE

5.1. Upon the occurrence and during the continuation of an Event of Default under the Notes, the Collateral Agent may, exclusively for the purposes of repayment of any amount due and payable and not yet paid, immediately, on its own or through an authorized agent, foreclose on the pledge hereunder by disposing of the Quotas pledged hereunder, by private or public sale, assignment, transfer or by any other reasonable means calculated to obtain the best price within a reasonable time, to any third party, without requirement of any judicial or extra-judicial measures, and apply the resulting funds to the repayment of the Pledgor' Obligations or accelerations thereof.

ARTICLE SIX
CONFIDENTIALITY

6.1. Except if otherwise provided for in the laws, rules and official regulations or if judicially determined, and except for any information that is subject to public registry, or if an Event of Default (as defined in the Note) has occurred under any Note, the Parties and each of their affiliates shall not reveal, cause or allow the disclosure of any information regarding the transactions of this Agreement, without consulting the other Party. The breach of the provisions of this Section shall cause the infringing Party to indemnify the other Parties from any losses or damages suffered.

ARTICLE SEVEN
DISPUTE RESOLUTION

7.1. Any dispute arising out of this Agreement, which is not amicably resolved, shall be submitted to arbitration by *Centro de Arbitragem da Câmara de Comércio Brasil - Canadá* ("CA-CCBC"), in accordance with the *Regulamento do Centro de Arbitragem e Mediação da Câmara de Comércio Brasil – Canadá*, dated July 15, 1998, with the provisions of Law no. 9,307, of September 23, 1,996, as amended, as well as with the provisions hereof.

7.2. The Arbitral Court shall be comprised of 3 (three) arbitrators and each Pledgor and the Collateral Agent shall appoint one arbitrator and its substitute, after which the two (2) appointed arbitrators shall appoint the third arbitrator and its

substitute.

7.3. The Arbitral Court shall be located in the city of São Paulo. The arbitration shall be in Portuguese, in accordance with Brazilian law.

7.4. The Party who desires to install the arbitration shall notify the other of its intention, informing the matter of the dispute, with a copy to CA-CCBC.

7.5. The arbitral commitment which commences the arbitration shall be drafted by CA-CCBC and signed by the Parties, within 10 (ten) Business Days as of the date in which the controversy was informed to CA-CCBA in accordance with this Section.

7.6. The Parties shall have 15 (fifteen) days as of the date of the arbitral commitment to file a petition with the Arbitral Court, containing a detailed reasoning as well as all documents as deemed necessary.

7.7. The Arbitral Court shall come to a decision within the maximum term of 30 (thirty) days as of the date provided for in the above item, and all provisions of the CA-CCBC Regulation which conflict with this Section shall be considered to be null.

7.8. In the event CA-CCBC is not operating, another arbitral court in Brazil shall be chosen.

7.9. The costs and expenses with the arbitration shall be allocated among the parties in accordance with the provisions of Sections 7.9.1, 7.9.2 and 7.9.3.

7.9.1. Should the Parties reach an agreement, the arbitration costs shall be equally allocated among the Parties.

7.9.2. In the event the Arbitral Court decide upon the matter under discussion, the costs shall be borne by the losing party.

7.9.3. The amounts paid as attorneys' and experts' fees shall not be considered as arbitration costs.

7.10. The Parties recognize that any of them may need preliminary orders to avoid damages or risks of damages to their rights, or may need any judicial orders to enforce the rights contemplated herein. Thus, the requirement of preliminary injunction or other judicial orders to courts, before or after the beginning of the arbitration procedures established in this Agreement, shall not be considered incompatible or as a desistence or waiver of any of the provisions set fort in this Article 7. For this effect the Parties elect the courts of the city of São Paulo, to have exclusive jurisdiction over the matters related to this Agreement.

ARTICLE EIGHT
TERMINATION AND RELEASE

8.1. When all of the outstanding principal balance and accrued interest and other obligations on the Notes have been paid in full, this Agreement and the liens created hereby shall immediately terminate. The Collateral Agent or the Noteholders shall execute and deliver to Pledgor, upon such termination, termination statements and other documentation as shall be reasonably requested by Pledgor upon a written notice addressed to the Collateral Agent or the Noteholders within a ten (10) Business-Day advance to effect the termination and release of the liens on the Quotas granted in accordance with this Agreement.

ARTICLE NINE
MISCELLANEOUS

9.1 **Additional Obligations:** The Parties shall execute any other documents and agreements, and subject to the terms and conditions provided for herein, perform all actions which are reasonably necessary or recommended for completing the transactions contemplated herein, including the drafting of documents, statements and delivery of necessary legal documents.

9.2. **Entire Agreement, Amendments and Assignments:** This Agreement and its Annexes contain all terms and conditions with respect to the pledge of quotas, superseding and replacing all other understanding among the parties, whether in writing or verbally, and may not be amended unless if made in writing and signed by the Parties. This Agreement may not mo assigned

Draft
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For discussion purpose

without the prior written consent of the Parties.

9.3. **Notices:** All notices, warnings or communications under this Agreement among the Parties shall be made in writing, and sent by registered mail or delivered by the Registry of Deeds and Documents, to the following addresses or to any address which any of the Parties may indicate, from time to time, as follows:

To Pledgor or the Company:
Comanche Clean Energy, LLC
Alameda Campinas, 463, 7th floor
São Paulo, SP Brazil
Attention: Thomas Cauchois
Telephone: Tel: (55-11) 3842-7098
Fax: (55-11) 3842-7098

c.c.; MHMK – Sociedade de Advogados
Av. Brig. Faria Lima, 1461, 12o andar
01451-904 São Paulo, SP, Brasil
Attention: Byung Soo Hong
Telephone: Tel: (55-11) 3094-7810
Fax: (55-11) 3094-7820

To the Collateral Agent:

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
Attention: Johnnie L. Zarecor
Telephone: (800) 984-2155 or (540) 675-2155
Fax: (540) 675-2155
Email: escrow@tristatetitle.net

c.c.: Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Tel: 212-715-9100
Fax: 212-715-8000

Draft
March 30, 2007
For discussion purpose

Attention: Christopher S. Auguste
Email: CAuguste@kramerlevin.com

and

cc: Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Facsimile No.: (212) 593-5955
Telephone No.: (212) 756-2000
Attn.: Eleazer N. Klein, Esq.

9.4. **Expenses:** The Company shall be liable for and indemnify the Collateral Agent against all reasonable costs and expenses required for the preparation, execution, translation, registration, perfection and enforcement of this Agreement or any documents produced in accordance herewith.

9.5. **Integration.** For purposes hereof, the Annexes hereto shall be considered as part of this Agreement.

9.6. **Severability.** If any provision of this Agreement is deemed to be invalid or illegal, the remainder hereof shall remain in full force and effect.

9.7. **Waivers.** The delay or waiver by any Party with respect to the terms of this Agreement shall not be construed as a waiver or renewal of any of its provisions and shall not affect by any means this Agreement or any rights or obligations of the Parties, unless as provided for in such waiver. Any waiver or renewal by a Party with respect to its rights as provided for herein shall only be accepted if made in writing.

9.8. **Governing Law.** This Agreement shall be governed by and construed and interpreted in accordance with the laws of Brazil and constitutes a negotiable instrument (*"título executivo extrajudicial"*) according to the terms of Article 585, item II, of the Brazilian Code of Civil Procedure.

9.9. **Binding Effect.** This Agreement is executed irrevocably and irreversibly, and constitutes a legal, valid and binding obligation of the Parties and their

Signature page of the Quota Pledge Agreement among Pledgor, the Collateral Agent and the Company., dated as of April 3, 2007

COMANCHE CLEAN ENERGY, LLC.

By: [signature]
Name: Ivo Tolesano Jr.
Title: Attorney-in-fact

COLLATERAL AGENT

By: ______________
Name:
Title:

Intervening Party:

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By: [signature]
Name: Ivo Tolesano Jr.
Title: Attorney-in-fact

Witnesses:

[signature]	[signature]
Name: ANA JULIA MORAES	Name: Carolina Souza de Oliveira
CPF: 178.787.458-38	CPF: 364.377.298-05

Draft MHMK
March 30, 2007
For discussion purpose

Signature page of the Quota Pledge Agreement among Pledgor, the Collateral Agent and the Company., dated as of April 3, 2007

COMANCHE CLEAN ENERGY, LLC.

By: ____________________

Name:

Title:

COLLATERAL AGENT

By: ____________________

Name: Johnnie L. Zarecor

Title: Escrows Manager

COMMONWEALTH OF VIRGINIA

COUNTY OF RAPPAHANNOCK

Subscribed and sworn to before me on April 3, 2007 by Johnnie L. Zarecor

____

Notary Public

My Commission Expires 12/31/08

Intervening Party:

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By: ____________________

Name:

Title:

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For discussion purposes

EXHIBIT 2.1 TO THE QUOTA PLEDGE AGREEMENT ENTERED INTO BY AND AMONG PLEDGOR, THE COLLATERAL AGENT AND THE COMPANY, DATED AS OF APRIL 3, 2007

SUMMARIZED OBLIGATIONS OF COMANCHE CLEAN ENERGY LLC. SET FORTH IN THE ENCLOSED GUARANTY

For the purposes of Article 1,424 of the Brazilian Civil Code, the parties state that this pledge is created to secure all the obligations of Pledgor under the Guaranty, which on the date hereof is estimated to be in an aggregate original Principal Amount of not less than approximately R$ 71,627,500 (or USD 35,000,000) and not more than approximately R$ 122,790,000 (or USD 60,000,000), with an applicable interest rate per annum equal to, in respect of any interest period (which interest period shall mean (i) initially, the period commencing on the April 3, 2007 and ending on the nine month anniversary of the April 3, 2007 and (b) thereafter, each period commencing on the last day of the immediately preceding interest period and ending nine months thereafter), LIBOR then in effect plus 3.5%) as more particularly set forth in the Notes and Securities Purchase Agreement by and among Comanche Clean Energy Corporation and the purchasers set forth therein. The Pledgor Obligations shall be due on April 3, 2012. The Agreement is executed to back the obligations of Pledgor under the Guaranty, which, in turn, back the obligations of Comanche under the Securities Purchase Agreement executed with the Noteholders on March 30, 2007.

Schedule A List of Noteholders

Noteholders

Sandelman Partners Multi-Strategy Master Fund, Ltd.
Utilico Emerging Markets Limited
MHR Capital Partners Master Account LP
MHR Capital Partners (100) LP
Wolverine Convertible Arbitrage Fund Trading Ltd
GPC LX LLC
Alpine Capital (Cayman) Master, LP

Goldman Sachs & Company
Armstrong Equity Partners LP
Whitebox Hedged High Yield Partners, LP
Whitebox Intermarket Partners, LP
Deephaven Disressed Opportunities Trading Ltd
Deephaven Event Trading Ltd

successors, enforceable in accordance with its terms.

9.10. **Prevailing Language.** This Agreement is executed both in the Portuguese and English languages. In the event of discrepancies between the two versions, the Portuguese version shall prevail.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in the presence of the undersigned witnesses.

Place: São Paulo, SP Brazil
Date: April 3, 2007